Exhibit 2.1




                                                             EXECUTION VERSION










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                           ASSET PURCHASE AGREEMENT



                                by and between


                        MINE SAFETY APPLIANCES COMPANY

                                      and

                               BASF CORPORATION



                                 July 18, 2003


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                                            TABLE OF CONTENTS

                                                                                              Page


                                          ARTICLE I DEFINITIONS

Section 1.1       Definitions..................................................................1
Section 1.2       Interpretation...............................................................7

                                  ARTICLE II PURCHASE AND SALE OF ASSETS

Section 2.1       Sale and Transfer of Acquired Assets.........................................8
Section 2.2       Retained Assets..............................................................9
Section 2.3       Assumed Liabilities.........................................................10
Section 2.4       Excluded Liabilities........................................................11
Section 2.5       Purchase Price..............................................................11
Section 2.6       Purchase Price Adjustment...................................................11
Section 2.7       Allocation of Purchase Price for Tax Purposes...............................12
Section 2.8       Apportionments..............................................................13

                                         ARTICLE III THE CLOSING

Section 3.1       The Closing.................................................................13
Section 3.2       Deliveries by the Seller....................................................14
Section 3.3       Deliveries by the Purchaser.................................................14
Section 3.4       Further Assurances..........................................................15

                         ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLER

Section 4.1       Organization................................................................15
Section 4.2       Authority Relative to this Agreement........................................15
Section 4.3       No Conflict; Required Filings and Consents..................................16
Section 4.4       Compliance with Law; Permits................................................16
Section 4.5       Financial Information.......................................................16
Section 4.6       Absence of Certain Changes or Events........................................16
Section 4.7       Tax Matters.................................................................17
Section 4.8       Employee Matters............................................................17
Section 4.9       Litigation..................................................................19
Section 4.10      Title to Property; Sufficiency of Acquired Assets...........................19
Section 4.11      Real Property...............................................................19
Section 4.12      Intellectual Property.......................................................20
Section 4.13      Brokers.....................................................................21
Section 4.14      No Other Representations or Warranties......................................21

                        ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Section 5.1       Organization................................................................21
Section 5.2       Authority Relative to this Agreement........................................21
Section 5.3       No Conflict; Required Filings and Consents..................................22
Section 5.4       Brokers.....................................................................22
Section 5.5       Litigation..................................................................22
Section 5.6       Financing...................................................................22

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                                           ARTICLE VI COVENANTS

Section 6.1       Conduct of the Business.....................................................22
Section 6.2       Books and Records; Confidentiality; Cooperation.............................23
Section 6.3       Provision of Corporate Records..............................................25
Section 6.4       Appropriate Action; Consents; Filings.......................................25
Section 6.5       Intercompany Arrangements...................................................28
Section 6.6       Employee Matters............................................................28
Section 6.7       Publicity...................................................................30
Section 6.8       Tax Matters.................................................................31
Section 6.9       Disclosure Supplements......................................................32
Section 6.10      Bulk Sale...................................................................32
Section 6.11      Contacts with Suppliers, Customers and Other Parties........................32
Section 6.12      Reasonable Cooperation......................................................32
Section 6.13      Casualty and Condemnation...................................................32
Section 6.14      Inventory...................................................................33
Section 6.15      Covenant Not to Compete.....................................................33
Section 6.16      Non-Solicitation of Employees...............................................33
Section 6.17      No Other Representations, Warranties or Covenants...........................34

                                     ARTICLE VII CONDITIONS PRECEDENT

Section 7.1       Conditions Precedent to Obligation of the Seller and the Purchaser..........34
Section 7.2       Conditions Precedent to Obligation of the Seller............................35
Section 7.3       Conditions Precedent to Obligation of the Purchaser.........................35

                                         ARTICLE VIII TERMINATION

Section 8.1       Termination.................................................................35
Section 8.2       Effect of Termination.......................................................36

                                   ARTICLE IX SURVIVAL; INDEMNIFICATION

Section 9.1       Survival of Representations and Warranties..................................37
Section 9.2       Indemnification by the Seller...............................................37
Section 9.3       Indemnification by the Purchaser............................................38
Section 9.4       Indemnification Procedures..................................................38
Section 9.5       Exclusive Remedy............................................................39
Section 9.6       Limitations.................................................................39

                                       ARTICLE X GENERAL PROVISIONS

Section 10.1      Notices.....................................................................39
Section 10.2      Descriptive Headings........................................................40
Section 10.3      Entire Agreement; Assignment................................................40
Section 10.4      Governing Law; Jurisdiction.................................................41
Section 10.5      Extension; Waiver...........................................................41
Section 10.6      Expenses....................................................................41
Section 10.7      Amendment and Modification..................................................41
Section 10.8      Counterparts................................................................41
Section 10.9      Severability; Validity; Parties in Interest.................................42
Section 10.10     Non-Confidentiality of Tax Matters..........................................42

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                              TABLE OF SCHEDULES*

Schedule 1.1(a)          Named Executives
Schedule 1.1(b)          Designated Permitted Encumbrances
Schedule 2.1(a)(i)       Contracts with Third Parties
Schedule 2.1(a)(ii)      Employee Agreements, Contracts and Arrangements
Schedule 2.1(a)(iii)     Other Agreements, Contracts, Licenses and Arrangements
Schedule 2.1(b)          Inventory
Schedule 2.1(c)          Tangible Personal Property
Schedule 2.1(d)          Acquired Intellectual Property
Schedule 2.1(f)(i)       Owned Real Property
Schedule 2.1(f)(ii)      Real Property Leases
Schedule 2.1(i)          Rights, Properties and Assets
Schedule 2.2             Retained Assets
Schedule 2.3(i)          Assumed Liabilities--Litigation
Schedule 2.4             Excluded Liabilities
Schedule 4.4             Compliance with Laws
Schedule 4.5             Financial Information
Schedule 4.6             Changes and Events
Schedule 4.7             Tax Matters
Schedule 4.8(a)(i)       Employees
Schedule 4.8(a)(ii)      Labor Disputes
Schedule 4.8(b)          Seller Benefit Plans
Schedule 4.8(c)          Employee Pension Benefit Plans/Multiemployer Plans
Schedule 4.9(a)          Pending or Threatened Litigation
Schedule 4.9(b)          Notice from Governmental Entities
Schedule 4.10(a)         Title to Property; Sufficiency of Acquired Assets
Schedule 4.11(a)(i)      Owned Real Property Title Defects
Schedule 4.11(a)(ii)     Defaults under Real Property Leases
Schedule 4.11(c)         Required Consents Relating to Real Property Leases
Schedule 4.11(e)         Rights of Third Parties Relating to Real Property
Schedule 4.12(b)         Intellectual Property Infringement Claims
Schedule 6.1             Seller Conduct of the Business
Schedule 6.5             Intercompany Arrangements
Schedule 6.6(f)          Employment Losses
Schedule 7.3(d)          Material Contracts

                               TABLE OF EXHIBITS

Exhibit A                Environmental Matters Agreement
Exhibit B                Form of Safety Products Lease
Exhibit C                Form of Supply Agreement
Exhibit D                Form of Owned Real Property Deed
Exhibit E                Form of Bill of Sale
Exhibit F                Form of Intellectual Property Assignment Agreement
Exhibit G                Form of Undertaking and Instrument of Assumption

-----------
* Mine Safety Appliances Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.


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                           ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT, dated as of July 18, 2003 (the
"Agreement"), by and between Mine Safety Appliances Company, a Pennsylvania corporation ("MSA" or the "Seller") and BASF Corporation, a Delaware corporation (the "Purchaser"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Article I.

         WHEREAS, the Seller through its Callery Chemical division is engaged in the Business (as defined herein);

         WHEREAS, the Purchaser has agreed to acquire from the Seller, and the Seller has agreed to sell to the Purchaser, the Acquired Assets (as defined herein) on the terms and subject to the conditions set forth herein;

         WHEREAS, pursuant to this Agreement, the Seller shall transfer to the Purchaser all assets used in the operation of the Business (as defined herein) and shall cease to conduct the Business, directly or indirectly, after the Closing Date (as defined herein); and

         WHEREAS, concurrently with the execution of this Agreement, the parties hereto have executed the Environmental Matters Agreement (as defined herein).

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                  ARTICLE I

                                  DEFINITIONS

         Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:

         "Acquired Assets" has the meaning set forth in Section 2.1.

         "Acquired Intellectual Property" has the meaning set forth in
Section 2.1(d).

         "Affiliate" has the meaning set forth in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

         "Agreement" has the meaning set forth in the Preamble.

         "Allocation" has the meaning set forth in Section 2.7(a).

         "Ancillary Agreements" means, collectively, the Undertaking and Instrument of Assumption, the Bill of Sale, the Supply Agreement, the Intellectual Property Assignment Agreement, the Environmental Matters Agreement and the Safety Products Lease.

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         "Assumed Liabilities" has the meaning set forth in Section 2.3.

         "Bill of Sale" has the meaning set forth in Section 3.2(b).

         "Borane-THFB Incident" means that incident, involving borane-THFB that was produced by the Business, which occurred in Groton, Connecticut on the premises of Pfizer Inc. on June 25, 2002.

         "Business" means the Seller's business of developing, producing, selling, marketing and distributing metal strong bases and borane reagents (including reagents for use in pharmaceuticals, engineered materials, agrochemicals and other industrial applications) and alkali metals (including, but not limited to, oxides) and other related products heretofore conducted by the Seller under the name Callery Chemical; provided, that "Business" shall not be deemed to include any Retained Asset or Excluded Liability.

         "Business Books and Records" means the books and records of the Seller (or true and complete copies thereof), including all computerized books and records owned by the Seller, to the extent they relate to the Business, including, but not limited to, all such books and records relating to the Transferred Employees, Trade Secrets, the purchase of materials, supplies and services for the Business, the manufacture and sale of products by the Business or dealings with customers of the Business and all files exclusively relating to the Assumed Liabilities and excluding books and records relating solely to Taxes of the Seller.

         "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

         "Closing" has the meaning set forth in Section 3.1.

         "Closing Date" has the meaning set forth in Section 3.1.

         "Confidentiality Agreement" means the letter agreement, dated September 26, 2002, between the Purchaser and J.P. Morgan Securities Inc.

         "Contracts" has the meaning set forth in Section 2.1(a)(i).

         "Employees" has the meaning set forth in Section 4.8(a).

         "Encumbrance" means any lien, encumbrance, security interest, charge, mortgage, deed of trust, deed to secure debt, option, pledge or restriction on transfer of title or voting of any nature whatsoever.

         "Environmental Losses" means indemnifiable losses that may be recovered by the Purchaser or the Seller, as the case may be, under Article IV of the Environmental Matters Agreement.

         "Environmental Matters Agreement" means that certain Environmental Matters Agreement, by and between the Seller and the Purchaser, dated as of the date hereof, including


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all exhibits, schedules and appendices thereto, a copy of which has been attached hereto as Exhibit A.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "ERISA Affiliate" means any entity or trade or business (whether or not incorporated) other than the Seller that together with the Seller is considered under common control and treated as a single employer under IRC
Section 414(b), (c), (m) or (o).

         "Excluded Liabilities" has the meaning set forth in Section 2.4(b).

         "Farming Leases" means the real property leases denoted as "Farming Leases" on Schedule 2.1(f)(ii).

         "Final Purchase Price" has the meaning set forth in Section 2.5.

         "Financial Information" means the unaudited historical summary of certain assets of the Business as of December 31, 1998, December 31, 1999, December 31, 2000, December 31, 2001 and as otherwise set forth on Schedule 4.5, together with the financial summary of results for the years then ended based on the assumptions and including the adjustments indicated in the notes thereto.

         "FMLA" has the meaning set forth in Section 6.6(a).

         "GAAP" has the meaning set forth in Section 4.6(g).

         "Governmental Entity" means any federal, state, provincial, local, county or municipal government, governmental, judicial, regulatory or administrative agency, commission, board, tribunal, bureau or other authority or instrumentality, domestic or foreign.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indemnified Party" has the meaning set forth in Section 9.1.

         "Indemnifying Party" has the meaning set forth in Section 9.1.

         "Initial Purchase Price" has the meaning set forth in Section 2.5.

         "Intellectual Property" means Trademarks, patents, copyrights (including registrations and applications for any of the foregoing), software and Trade Secrets.

         "Intellectual Property Assignment Agreement" has the meaning set forth in Section 3.2(c).

         "Inventory" has the meaning set forth in Section 2.1(b).

         "Inventory Statement" has the meaning set forth in Section 2.6(b).


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         "Inventory Value" has the meaning set forth in Section 6.14(b).

         "IRC" means the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "IRS" means the Internal Revenue Service.

         "Knowledge" means, (a) with respect to the Seller, the actual knowledge of any Named Executive of the Seller, including such additional facts which a Named Executive should reasonably have known as a result of performing his or her job in the ordinary course of business and (b) with respect to the Purchaser, the actual knowledge of any employee in a supervisory capacity who is familiar with this transaction.

         "Law" means any foreign or domestic law, statute, code, regulation, rule, order, judgment, writ or decree of any Governmental Entity.

         "Leased Real Property" has the meaning set forth in Section
2.1(f)(ii).

         "Loss" has the meaning set forth in Section 9.2(a).

         "Material Adverse Effect" means any change, event or occurrence that is (i) materially adverse to the business, financial condition or results of operations of the Business taken as a whole or (ii) materially impairs the Seller's ability to consummate the transactions contemplated hereby; provided, however, that any change, event or occurrence that results from or is related to (a) local, regional, national or international conditions affecting the industries or markets in which the Business operates, (b) general economic conditions (including, without limitation, changes in financial or market conditions) in the United States or global economies, (c) the execution or announcement of this Agreement or the consummation of the transactions contemplated hereby, (d) any change in accounting requirements or principles or the interpretation thereof, or (e) the taking of any action approved or consented to by the Purchaser, shall be deemed not to constitute a "Material Adverse Effect"; provided, however for (a) and (b) above, that the Business taken as a whole is not materially disproportionately affected, compared to other Persons engaged in such industry by such change, effect, event or occurrence.

         "Material Contracts" has the meaning set forth in Section 7.3(d).

         "MSA" has the meaning set forth in the Preamble.

         "Named Executive" means any executive of the Seller whose name is set forth on Schedule 1.1(a).

         "Owned Real Property" has the meaning set forth in Section 2.1(f)(i).

         "Permits" has the meaning set forth in Section 4.4.

         "Permitted Encumbrances" means:


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               (a) Encumbrances identified on Schedule 1.1(b) or specifically identified in the Financial Information and all matters of record and any state of facts that an accurate survey or inspection of the Real Property would disclose;

               (b) all Encumbrances approved in writing by the Purchaser;

               (c) easements, rights-of-way, servitudes, permits, licenses, surface leases, conditions, covenants and restrictions and other imperfections of title or encumbrances in respect of any Acquired Asset which will not interfere with the operation or use of any of the affected Acquired Assets;

               (d) Encumbrances for Taxes, assessments or other governmental charges not yet due or payable or that may be subsequently paid without penalty or that are being contested in good faith by appropriate proceedings, which do not have an impact on the Acquired Assets or the Business;

               (e) liens incurred, or deposits made, in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, which do not have an impact on the Acquired Assets or the Business;

               (f) any materialman's, mechanics', repairman's, employees', contractors', operators', landlord's or other similar liens, security interests or charges for liquidated amounts arising in the ordinary course of business, which do not have an impact on the Acquired Assets or the Business; and

               (g) all Encumbrances, contracts, agreements, instruments, obligations, defects and irregularities affecting the Acquired Assets that, in the aggregate, are not such as to materially and adversely interfere with the operation or use of any Acquired Assets.

         "Person" means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

         "Post-Closing Tax Period" has the meaning set forth in Section
6.8(a).

         "Pre-Closing Tax Period" has the meaning set forth in Section 6.8(a).

         "Purchaser" has the meaning set forth in the Preamble.

         "Purchaser Defined Contribution Plan" has the meaning set forth in
Section 6.6(d).

         "Purchaser's Letter" has the meaning set forth in Section 2.7(b).

         "Real Property" has the meaning set forth in Section 2.1(f)(ii).


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         "Real Property Leases" has the meaning set forth in Section 2.1(f)(ii).

         "Required Consents" has the meaning set forth in Section 4.3(b).

         "Retained Assets" has the meaning set forth in Section 2.2.

         "Revised Allocation" has the meaning set forth in Section 2.7(b).

         "Safety Products Lease" means the lease whereby the Purchaser shall lease to the Seller that portion of the Real Property to be occupied by the Seller in connection with the operation of MSA's business as well as the provision of certain firewater services substantially in the form of Exhibit B attached hereto.

         "SEC" means the Securities and Exchange Commission.

         "Seller" has the meaning set forth in the Preamble.

         "Seller Benefit Plan" has the meaning set forth in Section 4.8(b).

         "Seller Defined Contribution Plan" has the meaning set forth in
Section 6.6(d).

         "Seller Disclosure Schedule" means the disclosure schedules specifically referenced herein and delivered by the Seller to the Purchaser, dated as of the date hereof.

         "Supply Agreement" means the supply agreement to be entered into between the Seller and the Purchaser on or immediately prior to Closing, substantially in the form of Exhibit C attached hereto.

         "Tangible Personal Property" has the meaning set forth in Section
2.1(c).

         "Tax" or "Taxes" means any and all taxes, fees, levies or other assessments, including, without limitation, federal, state, local, or foreign income, corporate gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, value added, license, net worth, payroll, franchise, severance, stamp, transfer, registration, premium, windfall, profits, environmental, customs duties, capital stock, capital duty profits, unemployment, disability, alternative or add-on minimum, estimated or any similar taxes imposed by any Taxing Authority, together with any interest, penalties or additions to tax and additional amounts imposed with respect thereto.

         "Taxing Authority" means any Governmental Entity responsible for the imposition or collection of any Taxes.

         "Tax Return" means any return (including information and estimated returns), report, statement, declaration or other document (including any related or supporting information) filed or required to be filed with any United States federal, state, local or foreign Taxing Authority relating to Taxes.

         "Terminated Seller Employees" has the meaning set forth in Section 6.6(c).

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         "Third Party" means any Person other than the Seller, the Purchaser or any of their respective Affiliates.

         "Trademarks" means trademarks, service marks, trade names, Internet domains and domain names, designs, logos, slogans and general intangibles of like nature, together with goodwill, registrations and applications relating to the foregoing.

         "Trade Secrets" means confidential information, technology, know-how, inventions, processes, formulae, algorithms, models, methodologies and research and development records and reports.

         "Transfer Date" has the meaning set forth in Section 6.6(b).

         "Transferred Employees" has the meaning set forth in Section 6.6(a).

         "Transfer Taxes" has the meaning set forth in Section 6.8(b).

         "Unassignable Contracts" has the meaning set forth in Section 6.4(d).

         "Undertaking and Instrument of Assumption" has the meaning set forth in Section 3.3(b).

         "WARN Act" means the Worker Adjustment and Retraining Notification Act of 1988, as amended.

         Section 1.2 Interpretation.

               (a) When a reference is made in this Agreement to a section, article, paragraph, exhibit or schedule, such reference shall be to a section, article, paragraph, exhibit or schedule of this Agreement unless clearly indicated to the contrary.

               (b) Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

               (c) The words "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

               (d) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term, and words denoting either gender shall include both genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

               (e) A reference to any party to this Agreement or any other agreement or document shall include such party's predecessors, successors and permitted assigns.

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               (f) A reference to any legislation or to any provision of any legislation shall include any amendment to, and any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

               (g) References to $ are to United States Dollars.

The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                                  ARTICLE II

                          PURCHASE AND SALE OF ASSETS

         Section 2.1 Sale and Transfer of Acquired Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Seller shall sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to the Purchaser (or in the case of patents, to an Affiliate of the Purchaser), and the Purchaser (or in the case of patents, an Affiliate of the Purchaser) shall purchase and accept from the Seller, all right, title and interest of the Seller in and to all rights, properties and assets of the Seller that are used in the operation of the Business, including, without limitation, those that are listed or described below, wherever located, whether tangible or intangible, but excluding the Retained Assets (collectively, the "Acquired Assets"):

               (a) all rights, title and interest of the Seller in and to:

                      (i) all agreements, contracts and arrangements between the Seller and Third Parties relating to the Business, including those that arise in the ordinary course after the date hereof (collectively, the "Contracts"). All such items existing as of the date hereof are set forth on Schedule 2.1(a)(i);

                      (ii) all agreements, contracts and arrangements between the Seller and the Transferred Employees regarding confidentiality, assignment of invention and non-competition. All such items existing as of the date hereof are set forth on Schedule 2.1(a)(ii); and

                      (iii) the agreements, contracts, licenses (including software licenses) and arrangements that are set forth on Schedule 2.1(a)(iii);

               (b) all inventories of raw materials, supplies, finished goods, works in process, goods-in-transit, process and packaging materials and other consumables of the Seller used in the Business (the "Inventory"), including Inventory (i) in transit from suppliers of the Business or (ii) held for delivery by suppliers of the Business, a list of which as of May 31, 2003 is described on Schedule 2.1(b);


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               (c) all equipment, computers, computer software, furniture, furnishings, fixtures, office supplies, tools, spare parts, vehicles and all other fixed assets leased by, owned by, or on order to be delivered to, the Seller that are used in the operation of the Business, including, but not limited to, those that are set forth on Schedule 2.1(c), or that are used in the operation of the Business and are acquired in the ordinary course after the date hereof (collectively, the "Tangible Personal Property");

               (d) all Intellectual Property of the Seller used in the operation of the Business, including, but not limited to, that which is set forth on Schedule 2.1(d) (the "Acquired Intellectual Property");

               (e) all rights of the Seller under all warranties, representations and guarantees made by suppliers, manufacturers and contractors in connection with the Acquired Assets;

               (f) (i) all rights of the Seller in and to the owned real property together with all buildings, structures, fixtures and improvements and construction in progress used in the operation of the Business, a legal description of which is set forth on Schedule 2.1(f)(i) (the "Owned Real Property"), subject to Permitted Encumbrances, the Safety Products Lease and the Farming Leases and (ii) all leasehold interests of the Seller in the real property used in the operation of the Business (the "Leased Real Property" and together with the Owned Real Property, the "Real Property") leased to the Seller pursuant to the leases described on Schedule 2.1(f)(ii) (the "Real Property Leases");

               (g) all Permits relating to the operation of the Business;

               (h) all Business Books and Records, including employee records and personnel files of the Transferred Employees; and all other tangible and intangible assets relating to the conduct of the Business, including, but not limited to, manuals, product licenses and Permits, approvals, license and Permit applications and customer lists.

               (i) all the rights, properties or assets that are set forth on
Schedule 2.1(i); and

               (j) all goodwill relating to the Business as a going concern.

         Section 2.2 Retained Assets. The Acquired Assets shall include all rights, properties and assets that are used in the operation of the Business (including those assets identified in Section 2.1), except the following rights, properties and assets of the Seller (collectively, the "Retained Assets"):

               (a) all cash, cash equivalents and bank accounts of the Seller which constitute assets of the Business;

               (b) all corporate certificates of authority and corporate minute books and the corporate stock records or registers of the Seller;


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               (c) all insurance policies of the Seller obtained in connection with the Business and all rights of the Seller arising out of such insurance policies;

               (d) all accounts receivable of the Seller to the extent arising out of the operation of the Business prior to the Closing, including rights and claims, whether now existing or arising hereafter, for credits or refunds of Taxes relating to periods up to and including the Closing Date; and

               (e) those assets that are listed or described on Schedule 2.2.

         Section 2.3 Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Purchaser shall assume from the Seller and thereafter pay, perform or otherwise discharge in accordance with their terms, and shall hold the Seller harmless from, the following liabilities or obligations of the Seller (whether or not fixed, contingent or absolute, accrued or unaccrued, known or unknown), but excluding the Excluded Liabilities (collectively, the "Assumed Liabilities"):

               (a) all obligations and liabilities resulting from the ownership, use, operation or maintenance of the Acquired Assets, the sale of the Acquired Assets after the Closing, or the operation of the Business after the Closing;

               (b) all product liability or similar claims arising out of any products of the Business manufactured after the Closing;

               (c) all liabilities and obligations associated with returns of products sold by the Seller or the Purchaser, unless a return of product sold by the Seller was due to a claim by the customer that the returned product was out of specification at the time of sale to such customer; provided, that the Purchaser shall have the burden of proving that any such products were out of specification at the time of sale to such customer and, if so proven, MSA will reimburse the Purchaser for the price of such returned products and all costs associated with the handling of such returned products;

               (d) all Purchaser liabilities and obligations under the Contracts assumed by the Purchaser;

               (e) all royalties, commissions or similar payments payable to Third Parties with respect to any products of the Business that are sold after the Closing;

               (f) all liabilities and obligations with respect to the Permits from and after the Closing to the extent such Permits are Acquired Assets;

               (g) all liabilities, obligations and responsibilities relating to voluntary and involuntary recalls of any products of the Business occurring after the Closing, provided, however, that the Seller shall reimburse the Purchaser for any monetary costs incurred by the Purchaser in connection with such recalls if, after the Closing, (i) the Seller voluntarily recalls any products sold by it prior to the Closing, or (ii) the Purchaser recalls products manufactured by the Seller (A) pursuant to a request by a Governmental Entity or (B) to reasonably comply, or maintain reasonable compliance, with regulations applicable to the Business; provided, further, that the Purchaser shall provide the Seller with an accounting of all recall costs for which it seeks reimbursement;

               (h) all liabilities or obligations relating to severance and other employment-related matters as specifically provided for in Section 6.6 hereof;

               (i) the Seller's defense and liability for the litigation matters set forth on Schedule 2.3(i); and

               (j) all liabilities and obligations assumed by the Purchaser pursuant to the Environmental Matters Agreement.

For purposes of Section 2.3(c) and Section 2.3(g) above, it is understood that any returned or recalled products shall at all times remain Acquired Assets.

         Section 2.4 Excluded Liabilities. (a) The Seller shall retain all liabilities attributable to the ownership and running of the Business and use of the Acquired Assets and Retained Assets prior to the Closing Date except as specifically provided in Section 2.3 of this Agreement or in the Environmental Matters Agreement.

               (b) The Purchaser shall not assume or agree to pay, perform or otherwise discharge any liabilities or obligations of the Seller other than the Assumed Liabilities, including any liabilities or obligations relating to
(i) the Retained Assets, (ii) with respect to the Contracts, liabilities and obligations under such Contracts relating to the performance or non-performance of such Contracts prior to the Closing, (iii) certain environmental liabilities retained by the Seller pursuant to the Environmental Matters Agreement, (iv) any liabilities or obligations relating to severance and other employment-related matters, except as specifically provided in
Section 6.6 hereof, (v) the accounts payable and accrued expenses of the Business incurred prior to the Closing, and (vi) those liabilities listed or described on Schedule 2.4 (the liabilities and obligations expressly excluded from "Assumed Liabilities" by this Section 2.4 are referred to collectively as the "Excluded Liabilities").

         Section 2.5 Purchase Price. In consideration for the Acquired Assets, the Purchaser shall, in addition to its assumption of the Assumed Liabilities, pay to the Seller at the Closing Fifty-Seven Million Seven Hundred Sixty-Nine Thousand Twenty-One Dollars ($57,769,021.00) (the "Initial Purchase Price") in cash by wire transfer of immediately available funds to an account or accounts designated by the Seller prior to the Closing; provided, that the Initial Purchase Price shall be adjusted pursuant to Section 2.6 (the Initial Purchase Price as adjusted pursuant to Section 2.6(a), the "Final Purchase Price").

         Section 2.6 Purchase Price Adjustment.

               (a) The Initial Purchase Price shall be adjusted by (i) the amount of the Inventory Value in accordance with this Section 2.6 and (ii) any amount payable by the Seller pursuant to Section 6.4(d).

               (b) After the physical inventory count has been conducted (in accordance with Section 6.14 below) a statement of final Inventory Value ("Inventory

Statement") shall be prepared by the Seller in accordance with Section 2.6 and
Section 6.14 and shall be delivered to the Purchaser as soon as practicable after the Closing Date, but in no event later than ten (10) Business Days after the Closing Date and, at the same time, Purchaser shall pay the Inventory Value to the Seller.

               (c) Within thirty (30) days of Closing, in the event that the Purchaser discovers that it has not received or come into possession of an Acquired Asset listed on Schedule 2.1(c) and the replacement cost of such individual Acquired Asset exceeds Twenty-Five Thousand Dollars ($25,000), then the Seller shall, upon reasonable verification, pay to the Purchaser the replacement value of the Acquired Asset involved.

         Section 2.7 Allocation of Purchase Price for Tax Purposes.

               (a) Promptly after the Closing, the Seller and the Purchaser shall use their best efforts to agree on an allocation (the "Allocation") of the consideration paid for the Acquired Assets (including any liabilities assumed which are fixed and determined as of the Closing) among the Acquired Assets pursuant to IRC Section 1060. For purposes of determining the Allocation, the fair market value of the Owned Real Property shall be the amount stated in the deed or the Pennsylvania Realty Transfer Tax Statement of Value.

               (b) If the Seller and the Purchaser are unable to agree on the Allocation within sixty (60) days after the Closing, the Seller shall provide the Purchaser with a proposed Allocation and the Purchaser shall have ten days to accept such Allocation or provide a written explanation of the reasons for the Purchaser's disagreement with the proposed Allocation (the "Purchaser's Letter"). Upon the Seller's receipt of the Purchaser's Letter, the Seller and the Purchaser shall use their best efforts to resolve the disagreements regarding the Allocation. If the Seller and the Purchaser are unable to resolve their disagreements within thirty (30) days after the Seller's receipt of the Purchaser's Letter, then the Seller's and the Purchaser's obligations to agree on an Allocation pursuant to this Section 2.7 shall cease and be of no further force or effect and each party shall thereafter be entitled to allocate the consideration among the Acquired Assets in the manner each deems appropriate using its reasonable business judgment. In the event that the Seller and the Purchaser cannot reach agreement on the Allocation, each of the Seller and the Purchaser shall promptly provide the other party with the Allocation it reports to any Taxing Authority. The Seller and the Purchaser shall also use their best efforts, if necessary, to agree upon a revised Allocation (the "Revised Allocation") reflecting any adjustments to the consideration for the Acquired Assets occurring after the determination of the Allocation, using the same procedures set forth in this Section 2.7(b) for determining the Allocation.

               (c) To the extent that the Seller and the Purchaser are able to agree on the Allocation or the Revised Allocation, as applicable, the Seller and the Purchaser shall (i) be bound by such allocation for all Tax purposes,
(ii) prepare and file all Tax Returns in a manner consistent with such allocation and (iii) take no position inconsistent with such allocation in any Tax Return, any proceeding before any Taxing Authority or otherwise. In the event that the allocation reported to a Taxing Authority by either party is disputed by such Taxing Authority, the party receiving notice of such dispute shall promptly notify the other party and keep the other party apprised of material developments concerning resolution of such dispute.

         Section 2.8   Apportionments.

               (a) Real estate charges and assessments (other than Taxes addressed in Section 6.8(a)) affecting the Real Property, water and sewer rentals, prepaid license fees and other charges for licenses and permits with respect to the operation of the Real Property, municipal rubbish removal charges and other similar charges shall be apportioned pro rata between the Seller and the Purchaser on a per diem basis as of the Closing Date. If bills for such charges have not been issued as of the Closing Date, and if the amount of such charges for the then current year is not then known, the apportionment of such charges shall be made at Closing on the basis of the prior year's charges. After the Closing, upon receipt of the bills for the current year, the Seller and the Purchaser shall apportion the actual amount of such charges, and, if either party paid more than its proper share thereof at the Closing, the other party shall promptly reimburse such party for the amount so expended. The provisions of this Section 2.8(a) shall survive the Closing.

               (b) The Seller shall use commercially reasonable efforts to cause, not more than five Business Days prior to the Closing Date, to the extent reasonably practical, all meters measuring the consumption of water, gas, steam, electricity or other utilities to be read, and the apportionment to be made on account of such utilities pursuant to this Section 2.8 shall be made pursuant to such readings (with a reasonable adjustment to bring down such readings to the midnight immediately preceding the Closing Date) on a per diem basis with respect to the days elapsed through the Closing Date as related to the fiscal year or billing period of the authority, utility or other person levying or charging for such utilities or other items; provided, however, that, if and to the extent meter readings cannot be obtained prior to the Closing Date, the Closing shall be completed on the basis of estimates therefor prepared by the applicable utility company, and after the Closing, when such meter readings have been obtained, if either party paid more than its proper share thereof at the Closing, the other party shall promptly reimburse such party for the amount so expended. The provisions of this
Section 2.8(b) shall survive the Closing.

               (c) All amounts of rent, additional rent paid and other charges shall be apportioned on a per diem basis as of the Closing Date. The provisions of this Section 2.8(c) shall survive the Closing.

                                 ARTICLE III

                                  THE CLOSING

         Section 3.1 The Closing. Upon the terms and subject to the conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, at 10:00 a.m., New York time, on the first Business Day following the satisfaction and/or waiver of all conditions to closing set forth in Article VII (other than conditions which can be satisfied only by the delivery of certificates or other documents at the Closing), unless another date is agreed in writing by each of the parties hereto. The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date".

         Section 3.2 Deliveries by the Seller. At the Closing, the Seller shall deliver or cause to be delivered to the Purchaser (unless previously delivered), the following:

               (a) a bargain and sale or limited warranty deed in recordable form relating to the Owned Real Property (together with the Pennsylvania Realty Transfer Tax Statement of Value, if required), such deed to be substantially in the form of Exhibit D attached hereto;

               (b) a duly executed bill of sale (the "Bill of Sale"), substantially in the form of Exhibit E attached hereto, transferring the Acquired Assets to the Purchaser;

               (c) a duly executed assignment of the Acquired Intellectual Property, substantially in the form of Exhibit F attached hereto, sufficient to transfer the Acquired Intellectual Property to the Purchaser (the "Intellectual Property Assignment Agreement");

               (d) duly executed assignments of each of the Material Contracts sufficient to transfer the rights and obligations of the Seller thereunder;

               (e) all other duly executed conveyance documents necessary to transfer to the Purchaser the Acquired Assets;

               (f) the certificate referred to in Section 7.3(c);

               (g) the Supply Agreement duly executed by the Seller;

               (h) the Safety Products Lease duly executed by the Seller; and

               (i) all other previously undelivered documents, instruments and writings required to be delivered by the Seller to the Purchaser at or prior to the Closing Date in connection with the transaction contemplated by this Agreement.

         Section 3.3 Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver or cause to be delivered to the Seller (unless previously delivered), the following:

               (a) the Initial Purchase Price by wire transfer of immediately available funds to an account or accounts designated by the Seller;

               (b) a duly executed undertaking and instrument of assumption (the "Undertaking and Instrument of Assumption") substantially in the form of Exhibit G attached hereto, evidencing the assignment by the Seller and the assumption by the Purchaser of the Assumed Liabilities;

               (c) the Intellectual Property Assignment Agreement, substantially in the form of Exhibit F attached hereto, duly executed by the Purchaser;

               (d) the certificate referred to in Section 7.2(c);

               (e) the Supply Agreement duly executed by the Purchaser;

               (f) the Safety Products Lease duly executed by the Purchaser; and

               (g) all other previously undelivered documents required to be delivered by the Purchaser to the Seller at or prior to the Closing Date in connection with the transaction contemplated by this Agreement.

         Section 3.4 Further Assurances. From time to time following the Closing, the Seller and the Purchaser shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and acquittances and such other instruments, and shall take such further actions, as may be necessary or appropriate to assure fully to the Purchaser and its respective successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to the Purchaser under this Agreement and the Ancillary Agreements and to assure fully to the Seller and its Affiliates and their successors and assigns, the assumption of the liabilities and obligations intended to be assumed by the Purchaser under this Agreement and the Ancillary Agreements, and to otherwise make effective the transactions contemplated hereby.

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

         In addition to those representations and warranties as set forth in
Article II of the Environmental Matters Agreement, the Seller represents and warrants to the Purchaser as follows:

         Section 4.1 Organization. The Seller is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Seller is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the Business makes such qualification or licensing necessary. The Seller has heretofore made available to the Purchaser a complete and correct copy of its certificate of incorporation and by-laws, as in effect on the date hereof.

         Section 4.2 Authority Relative to this Agreement. The Seller has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of the Seller to the extent it is a party thereto. No other corporate proceedings on the part of the Seller are necessary to authorize the execution, delivery and performance of this Agreement, the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly executed and delivered by the Seller to the extent it is a party thereto and, assuming this Agreement and such other agreements have been duly authorized, executed and delivered by the Purchaser, each of this Agreement and such other agreements constitutes a valid and binding agreement of the Seller to the extent it is a party thereto, enforceable against the Seller in accordance with its terms.

         Section 4.3 No Conflict; Required Filings and Consents.

               (a) The execution and delivery of this Agreement by the Seller does not, and the performance by the Seller of its obligations under this Agreement will not conflict with or violate any provision of the Seller's certificate of incorporation or the Seller's by-laws.

               (b) The execution and delivery of this Agreement by the Seller does not, and the performance of this Agreement by the Seller will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) under the HSR Act, to the extent necessary, and (ii) pursuant to any applicable foreign antitrust law (the "Required Consents").

         Section 4.4 Compliance with Law; Permits. Except as set forth on
Schedule 4.4, (i) the Seller is in compliance with all applicable Laws, rules and regulations which the Seller is required to be in compliance with in order to carry on the Business and has all authorizations and permits required to do so (the "Permits"), and (ii) the Seller represents that there has been no threatened or actual suspension or cancellation of the Permits.

         Section 4.5 Financial Information. The Financial Information set forth on Schedule 4.5 has been prepared from the books and records of the Seller maintained in the ordinary course of business and fairly presents the book carrying values of the identified operating assets and the pro forma results of operations of the Business as of the times and for the periods referred to therein. The Financial Information is based on the assumptions and includes the adjustments indicated in the notes thereto, and excludes certain assets, liabilities and costs and expenses of the Seller that relate to the operation of the Business, but are not separately identifiable or specifically allocable to the Business.

         Section 4.6 Absence of Certain Changes or Events. Except as set forth on Schedule 4.6 or as contemplated by this Agreement, from January 31, 2003 through the date of this Agreement there has not been any Material Adverse Effect and the Seller has conducted the Business in the ordinary course and has not, with respect to the Business:

               (a) subjected any of the Acquired Assets to any Encumbrances, other than Permitted Encumbrances;

               (b) sold, transferred, leased, subleased, licensed or otherwise disposed of, to any Third Party, any properties or assets necessary for the conduct of the Business, other than in the ordinary course of business;

               (c) entered into any contract or modified or terminated any existing contract, other than in the ordinary course of business;

               (d) increased benefits payable to any Transferred Employee under existing severance or termination pay policies or employment agreements, or increased compensation, bonus or other benefits payable to any Transferred Employee, other than increased compensation, bonus or other benefits in the ordinary course of business consistent with past practice;

               (e) incurred Assumed Liabilities, other than in the ordinary course of business;

               (f) suffered any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the Business;

               (g) changed any method of financial accounting or financial accounting practice, except for any such change required by reason of a concurrent change in applicable Law or SEC or U.S. generally accepted accounting principles ("GAAP") guidelines or by reason of a change in the Seller's method of accounting or accounting practices;

               (h) waived, released or assigned any rights in connection with the Business, other than in the ordinary course of business; or

               (i) agreed, whether in writing or otherwise, to do any of the foregoing, except as expressly contemplated by this Agreement.

         Section 4.7 Tax Matters. Except as set forth on Schedule 4.7, with respect to the Business:

               (a) the Seller has

                      (i) timely filed with the appropriate Taxing Authorities all material Tax Returns required to be filed by it, and, to the Knowledge of the Seller, each such Tax Return was complete and accurate when filed, and

                      (ii) timely paid (or had paid on its behalf) all Taxes shown to be due and payable thereon in accordance with applicable Law;

               (b) there are no liens for Taxes upon the Acquired Assets, except for Permitted Encumbrances.

         Section 4.8 Employee Matters.

               (a) Schedule 4.8(a)(i) contains a complete and accurate list setting forth categories of employees of the Seller employed in the Business (hereinafter referred to collectively as the "Employees") as of the date specified on such list as well as each such Employee's (i) name, (ii) title,
(iii) length of service, (iv) current rate of base pay or hourly compensation and (v) annual target cash bonus. None of the Employees is or, while employed in the Business, has been covered by any union, collective bargaining agreement or other similar labor agreement. Except as set forth on Schedule 4.8(a)(ii), to the Seller's Knowledge, (i) there is no labor strike, dispute, slowdown or work stoppage or lockout pending or threatened against or affecting the Business and during the past three years there has been no such action, (ii) no union organization campaign is in progress with respect to any of the Employees with regard to their employment with the Seller, and no question concerning representation exists respecting such Employees, (iii) there is no unfair labor practice, charge or complaint pending or threatened against the Seller arising out of the conduct of the Business, (iv) the Seller has not entered into any agreement, arrangement or understanding restricting its ability to terminate the employment of any or all of its Employees at any time, for any lawful reason or no reason, without penalty or liability (other than for payments pursuant to a Seller Benefit
Plan), (v) the Seller does not have any collective bargaining agreements, (vi) the Seller is in compliance with all agreements, arrangements and laws regarding employment, including work, work environment, health and safety stipulations and any obligation to notify and/or to negotiate with employee representatives with respect to the transactions contemplated herein and (vii) all salaries and other amounts due to the Employees and all payroll taxes and withholding due to the relevant Social Security and Taxing Authorities with respect to such amounts have been paid when due.

               (b) Schedule 4.8(b) sets forth a true and complete list as of November 1, 2002 of each "employee benefit plan" as defined in Section 3(3) of ERISA and any other material plan, policy, program, practice, agreement, understanding or arrangement, in each case providing compensation or other benefits to any Employee, that is maintained, sponsored or contributed to by the Seller or any ERISA Affiliate (each, a "Seller Benefit Plan").

               (c) Except as set forth on Schedule 4.8(c), neither the Seller nor any of its ERISA Affiliates sponsors, maintains or contributes to any "employee pension benefit plan" (as defined in Section 3(2) of ERISA) that is subject to Title IV of ERISA or IRC Section 412, or any "multiemployer plan" as defined in Section 3(37) of ERISA.

               (d) Each Seller Benefit Plan has been established and administered in all material respects in accordance with applicable Law, including, where applicable, ERISA and the IRC, except where failure to be in compliance would not reasonably be expected to have a Material Adverse Effect. The Seller Benefit Plans which are intended to qualify under Section 401(a) of the Code have been submitted to and approved under Section 401(a) of the Code by the Internal Revenue Service or, alternatively, have submitted a determination letter request to the Internal Revenue Service prior to the expiration of the most recently expired applicable remedial amendment period with respect to any such ERISA Plan. No liability under Subtitle C or D of Title IV of ERISA has been incurred by the Seller that has not been satisfied in full, or is expected to be incurred by the Seller with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of
Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Seller under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). The Seller does not expect to incur any withdrawal liability in connection with the transactions contemplated by this Agreement with respect to an ERISA Plan that is a multi-employer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate) and has not incurred any such liability that has not been satisfied in full; all contributions required to be made under the terms of any Seller Benefit Plan have been timely made or have been duly provided for; and no ERISA Plan that is a Seller Benefit Plan has engaged in any transaction described in Section 406 or 407 of ERISA or Section 4975 of the Code for which it expects to incur a material liability.

               (e) Except as disclosed in Schedule 4.8(b), no employment, severance, compensation or benefit plan or contract provides for payments of benefits to any employee

(including a payment to which an employee may become entitled on account of a change of ownership or management of the Business or on account of working conditions or the work environment that may exist subsequent to a change in ownership or management of the Business).

         Section 4.9 Litigation.

               (a) As of the date hereof, except as set forth on Schedule 4.9(a), there is no suit, claim, action, proceeding or investigation pending or, to the Knowledge of the Seller, threatened against the Seller in respect of the Acquired Assets, the Employees, or the conduct of the Business. As of the date hereof, there is no suit, claim, action, proceeding or investigation pending or, to the Knowledge of the Seller, threatened against the Seller, which challenges the transactions contemplated by this Agreement.

               (b) As of the date hereof, except as set forth on Schedule 4.9(b) and subject to receipt of the Required Consents, the Seller has not received notice of any outstanding orders, injunctions or decrees of any Governmental Entity that apply to the Acquired Assets that restrict the ownership, disposition or use of the Acquired Assets or the conduct of the Business.

         Section 4.10 Title to Property; Sufficiency of Acquired Assets.

               (a) Except as set forth on Schedule 4.10(a), the Seller has the right to transfer the Acquired Assets to the Purchaser. The Seller has, and at the Closing the Seller will deliver to the Purchaser, good and valid title to, or a valid and binding leasehold interest in or license to, or rights under, all of the Acquired Assets free and clear of all Encumbrances, other than Permitted Encumbrances.

               (b) The Acquired Assets include all material tangible and intangible assets that are necessary for the conduct of the Business immediately following the Closing in substantially the same manner as currently conducted by the Seller as of the date hereof, except for (i) Employees that are not Transferred Employees and (ii) the Retained Assets. It is understood and agreed that nothing set forth in this Section 4.10 constitutes a representation or warranty that the Business can or will be operated at the existing financial performance levels following the Closing Date.

               (c) Except as specifically and expressly set forth in this
Article IV or in Article II of the Environmental Matters Agreement, to the Knowledge of the Seller as of the date hereof, there exists no condition for which repair or replacement is necessary or required for any Acquired Assets, the cost of which would reasonably be expected to exceed Two Hundred Thousand Dollars ($200,000) individually.

         Section 4.11 Real Property.

               (a) Except as otherwise disclosed on Schedule 4.11(a)(i), the Seller holds good and marketable fee simple title to the Owned Real Property, subject only to the Permitted Encumbrances. Except as otherwise disclosed on
Schedule 4.11(a)(ii), the Seller has a valid leasehold interest in the Leased Real Property, subject only to the Permitted Encumbrances. The Real Property includes all the real property interests necessary to permit the Purchaser to conduct the Business in substantially the same manner as it is being conducted on the date hereof.

               (b) Each Real Property Lease constitutes the entire agreement with the landlord thereunder and, except as set forth on Schedule 4.11(a)(ii), is in full force and effect. The Seller has not given any notice, nor, to the Seller's Knowledge, has any notice been given to the Seller, with respect to the termination or breach of any rights or obligations of the Seller under any Real Property Lease.

               (c) Except as set forth on Schedule 4.11(c), no consent of any Third Party is required in connection with the transfer of the Real Property Leases as contemplated hereunder.

               (d) Seller's deed conveying the Real Property to Purchaser will contain notices regarding hazardous materials on the Real Property pursuant to the Pennsylvania Hazardous Sites Cleanup Act, 35 P.S. ss. 6020.101 et seq., and the Pennsylvania Solid Waste Management Act, 35 P.S. ss. 6018.101 et. seq.

               (e) Except as otherwise disclosed on Schedule 4.11(e), the Seller is not obligated under, nor is the Seller a party to, any option, right of first refusal or other contractual right to sell, dispose of or lease any of the Real Property or any interest therein to any Person, other than the Purchaser pursuant to this Agreement.

               (f) The Seller has not received any written notice of any pending, threatened or contemplated condemnation proceeding affecting the Real Property or any part thereof.

               (g) All permanent certificates of occupancy and all other licenses, permits, certificates and approvals required by all Governmental Entities having jurisdiction over the Real Property have been issued and are in full force and effect. The Seller has not received any written notice from any Governmental Entity stating or alleging that any improvements constructed on the Real Property have not been constructed in compliance with applicable Law. The Seller has not received any written notice from any Governmental Entity requiring or advising as to the need for any repair, alteration, restoration or improvement in connection with the Real Property.

         Section 4.12 Intellectual Property. The Seller:

               (a) owns or otherwise has the right to use and transfer all Acquired Intellectual Property as described herein;

               (b) except as set forth on Schedule 4.12(b), has not received written notice regarding any actual or potential infringement or misappropriation of any Intellectual Property of any Third Party in the conduct of the Business, and, to the Knowledge of the Seller, there is no basis for such a claim;

               (c) has not received written notice from any Third Party regarding any assertion or claim challenging the ownership or validity of any Acquired Intellectual Property and, to the Knowledge of the Seller, there is no basis for such a claim against the Seller;

               (d) represents that, to the Knowledge of the Seller, no Third Party is misappropriating, infringing, diluting or violating any Acquired Intellectual Property; and

               (e) takes reasonable measures to protect the confidentiality of Trade Secrets used in the Business.

         Section 4.13 Brokers. Except for J.P. Morgan Securities Inc., no person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the Seller in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller, and the Seller is responsible for all such fees and/or commissions.

         Section 4.14 No Other Representations or Warranties. Except as specifically and expressly set forth in this Article IV or in Article II of the Environmental Matters Agreement which contains the Seller's exclusive representations and warranties regarding compliance with, or liabilities arising under, Environmental Laws as defined therein, (i) the Seller makes no representation or warranty, express or implied, at law or in equity, relating to the Acquired Assets, the Assumed Liabilities or the Business, including, without limitation, any representation or warranty as to value, merchantability, fitness for a particular purpose or for ordinary purposes, or any other matter; and (ii) the Seller makes no, and hereby disclaims any, other representation or warranty regarding the Acquired Assets, the Assumed Liabilities or the Business. Without limiting the generality of the foregoing, the Seller makes no representation or warranty regarding any assets other than the Acquired Assets or any liabilities other than the Assumed Liabilities or any business other than the Business, and none shall be implied at law or in equity.

                                  ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Seller as follows:

         Section 5.1 Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         Section 5.2 Authority Relative to this Agreement. The Purchaser has the requisite power and authority to execute and deliver this Agreement and each of the Ancillary Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Ancillary Agreements and the consummation by the Purchaser of such transactions have been authorized by all requisite corporate action on the part of the Purchaser and no other authorization of the Purchaser or its shareholders is required to authorize the execution and delivery of this Agreement or each of the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby. This Agreement has been validly executed and delivered by the Purchaser and constitutes, and each Ancillary Agreement that is to be executed and delivered by the Purchaser will constitute when executed and delivered by the Purchaser, a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

         Section 5.3 No Conflict; Required Filings and Consents.

               (a) The execution and delivery of this Agreement by the Purchaser do not, and the performance by the Purchaser of its obligations under this Agreement will not, conflict with or violate any provision of the certificate of incorporation or by-laws of the Purchaser.

               (b) The execution and delivery of this Agreement by the Purchaser does not, and the performance of this Agreement by the Purchaser will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) under the HSR Act, to the extent necessary, and (ii) pursuant to any applicable foreign antitrust law.

         Section 5.4 Brokers. No person is entitled to any brokerage, financial advisory, finder's or similar fee or commission payable by the Purchaser in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

         Section 5.5 Litigation. As of the date hereof, there is no suit, claim, action, proceeding or investigation pending or, to the Knowledge of the Purchaser, threatened against or related to the Purchaser which could affect the Purchaser's ability to consummate the transactions contemplated by this Agreement and each Ancillary Agreement. As of the date hereof, there is no suit, claim, action, proceeding or investigation pending or, to the Knowledge of the Purchaser, threatened against the Purchaser, which challenges the transactions contemplated by this Agreement and would be reasonably expected to prevent or materially interfere with or delay the performance or consummation of the transactions contemplated hereby.

         Section 5.6 Financing. The Purchaser has as of the date hereof (through cash on hand or available borrowings under an existing credit facility), and will have at the Closing (through cash on hand), sufficient funds available in cash to pay the Initial Purchase Price and all other amounts payable by the Purchaser at the Closing and to perform its obligations hereunder following the Closing.

                                  ARTICLE VI

                                   COVENANTS

         In addition to those covenants in Article III of the Environmental Matters Agreement, the Seller and the Purchaser, as applicable, hereby covenant as follows:

         Section 6.1 Conduct of the Business. During the period from the date hereof to the Closing, except as set forth on Schedule 6.1 or as otherwise contemplated by this Agreement, or unless the Purchaser shall otherwise consent (which consent shall not be unreasonably withheld), the Seller shall (x) operate the Business in the ordinary course of business consistent with past practice and (y) use its commercially reasonable efforts to preserve substantially intact the Acquired Assets and the Business. Without limiting the generality of the foregoing, and except as set forth on Schedule 6.1 or as otherwise contemplated by this Agreement, from the date of this Agreement to the Closing, without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld or delayed), the Seller shall not:

               (a) subject the Acquired Assets to any Encumbrance, other than Permitted Encumbrances;

               (b) sell, transfer, lease, sublease, license or otherwise dispose of Acquired Assets, except for the sale, transfer, lease, sublease, license or other disposition of obsolete equipment and inventory in the ordinary course of business;

               (c) enter into, terminate or amend any material Contract, except in the ordinary course of business;

               (d) increase the compensation or benefits provided to any Transferred Employee, except for increases in the ordinary course of business; or

               (e) agree, whether in writing or otherwise, to do any of the foregoing set forth in clauses (a) through (d) above.

         Section 6.2 Books and Records; Confidentiality; Cooperation.

               (a) After the date hereof and prior to the Closing, the Seller shall permit the Purchaser and its authorized representatives to have reasonable access during normal business hours, upon reasonable prior notice to the Seller, to (i) inspect the physical premises and equipment of the Seller which constitute Acquired Assets and (ii) review the books and records of MSA to the extent directly relating to the Acquired Assets, the Assumed Liabilities and the Business (excluding confidential personnel and medical records), and the Seller shall furnish promptly to the Purchaser such information in the Seller's possession concerning the Acquired Assets, the Assumed Liabilities and the Business as the Purchaser may reasonably request; provided, however, that any such access shall be conducted in such a manner as not to interfere with the operation of the Business. Notwithstanding the foregoing, (i) the Seller need not disclose to the Purchaser any information which would violate applicable Law, result in a breach of attorney-client privilege or similar privilege, or violate any confidentiality or nondisclosure agreement or similar agreement or arrangement to which the Seller is a party and (ii) the Seller may redact such portions of its books and records that do not directly relate to the Acquired Assets, the Assumed Liabilities or the Business. In addition to any other inspections mentioned in this Section 6.2(a), within seventy-two (72) hours of the Closing, the Seller will permit the Purchaser and its representatives to inspect the physical premises and equipment constituting the Acquired Assets, upon reasonable notice to the Seller.

               (b) Until Closing, information disclosed to the Purchaser pursuant to this Agreement (including in the Seller Disclosure Schedule) shall be held as Evaluation Material (as defined in the

Confidentiality Agreement) and shall be subject to the Confidentiality Agreement, and the Purchaser, in accordance therewith, shall cause its Representatives (as defined in the Confidentiality Agreement) to treat as Evaluation Material all of the information provided by the Seller pursuant to this Agreement and not to use such information except in connection with the transactions contemplated hereby and otherwise in accordance with the Confidentiality Agreement.

               (c) Following the Closing, for so long as such information is retained by the Purchaser (which shall be for a period of at least six years unless a longer retention period is otherwise required by applicable Law or agreed to in writing), the Purchaser shall permit the Seller and its authorized representatives to have reasonable access and duplicating rights during normal business hours, upon reasonable prior notice to the Purchaser, to the pre-Closing books, records and personnel relating to the Acquired Assets, Assumed Liabilities and the Business, to the extent that such access may be reasonably required (i) in connection with the preparation of the Seller's accounting records, Tax Returns or with any audits, (ii) in connection with any suit, claim, action, proceeding or investigation relating to the Business or (iii) in connection with any regulatory filing or matter. Notwithstanding the foregoing, (i) the Purchaser need not disclose to the Seller any information which would violate applicable Law, result in a breach of attorney-client privilege or similar privilege, violate any confidentiality or nondisclosure agreement or similar agreement or arrangement to which the Purchaser is a party and (ii) the Purchaser may redact such books and records that do not directly relate to the Acquired Assets, Assumed Liabilities or the Business.

               (d) Following the Closing, for so long as such information is retained by the Seller (which shall be for a period of at least six years unless a longer retention period is otherwise required by applicable Law or agreed to in writing), the Seller shall permit the Purchaser and its authorized representatives to have reasonable access during normal business hours, upon reasonable prior notice to the Seller, to the retained information to the extent such access may be reasonably required (i) in connection with the preparation of the Purchaser's accounting records, Tax Returns or with any audits, (ii) in connection with any suit, claim, action, proceeding or investigation relating to the Business or (iii) in connection with any regulatory filing or matter, provided, that the Purchaser shall reimburse the Seller promptly for all reasonable and necessary out-of-pocket costs and expenses incurred by the Seller in connection with any such request; provided, further that (i) the Seller need not permit Purchaser to access any information which would violate applicable Law, result in a breach of attorney-client privilege or similar privilege, or violate any confidentiality or nondisclosure agreement or similar agreement or arrangement to which the Seller is a party and (ii) the Seller may redact such portions of its books and records that do not directly relate to the Acquired Assets, the Assumed Liabilities or the Business. The Seller shall maintain such books and records in an easily accessible format and at accessible locations. Notwithstanding the foregoing, (i) the Seller need not disclose to the Purchaser any information which would violate applicable Law, result in a breach of attorney-client privilege or similar privilege, violate any confidentiality or nondisclosure agreement or similar agreement or arrangement to which the Seller is a party and (ii) the Seller may redact such portions of the retained information that do not directly relate to the Acquired Assets, the Assumed Liabilities or the Business.

               (e) The Purchaser shall, and shall instruct its employees to, at the Seller's request, cooperate with the Seller as may be reasonably required in connection with the investigation and defense of any Third Party suit, claim, action, proceeding or investigation relating to the Business that is brought against the Seller or any of its Affiliates at any time after the Closing; provided, however, that the Seller shall reimburse the Purchaser promptly for all reasonable and necessary out-of-pocket costs and expenses incurred by the Purchaser in connection with any such request.

               (f) The Seller shall, and shall instruct its employees to, at the Purchaser's request, cooperate with the Purchaser as may be reasonably required in connection with the investigation and defense of any Third Party suit, claim, action, proceeding or investigation relating to the Business that is brought against the Purchaser or any of its Affiliates at any time after the Closing; provided, however, that the Purchaser shall reimburse the Seller promptly for all reasonable and necessary out-of-pocket costs and expenses incurred by the Seller in connection with any such request.

               (g) Except as expressly permitted herein in Section 6.2 (c), for a period of five years following the date of this Agreement, the Seller shall neither use nor disclose any of the Trade Secrets, nor any of the Business Books and Records, for any purpose whatsoever without prior written permission of the Purchaser.

         Section 6.3 Provision of Corporate Records.

               (a) On the Closing Date, the Seller shall deliver or cause to be delivered to the Purchaser all Business Books and Records then in its possession. The foregoing shall be limited by the following specific provisions:

                      (i) To the extent any document can be subdivided without unreasonable effort into two identical portions, such document shall be so subdivided, and the original of the portion of such document shall be provided to the Purchaser (with a copy thereof provided to the Seller).

                      (ii) Neither party shall be required to conduct any general search or investigation of files.

                      (iii) The Seller may retain copies of the Business Books and Records, subject to holding in confidence in accordance with
         Section 6.2 hereof information contained in such books and records.

                      (iv) Neither party shall be required to deliver to the other books and records or portions thereof which are subject to confidentiality agreements which would by their terms prohibit such delivery; provided, however, if requested by the other party, such party shall use its commercially reasonable efforts to seek a waiver of such confidentiality restriction.

         Section 6.4 Appropriate Action; Consents; Filings.

               (a) Subject to Section 6.4(e) hereof, the Seller and the Purchaser shall use their reasonable best efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including to: (i) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required (A) to be obtained or made by the Seller or the Purchaser of any of their Affiliates to consummate the transactions contemplated by this Agreement, or (B) to avoid any action or proceeding by any Governmental Entity (including those in connection with the HSR Act and antitrust and competition laws of any other applicable jurisdiction) in connection with the authorization, execution and delivery of this Agreement and to permit the consummation of the transactions contemplated hereby to occur as soon as reasonably possible and (ii) promptly make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under (A) the HSR Act and antitrust and competition laws of any other applicable jurisdiction, in each case, to the extent required by applicable
Law or (B) any other applicable Law. The Seller and the Purchaser shall cooperate with each other in connection with the making of all filings referenced in the preceding sentence, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. The Seller and the Purchaser shall have the right to review in advance, and, to the extent practicable, each shall consult the other on, all the information relating to the Seller or the Purchaser, as the case may be, that appears in any filing made with, or written materials submitted to, any Third Party or any Governmental Entity in connection with the transactions contemplated by this Agreement. The Seller and the Purchaser may, as each deems reasonably advisable and necessary, designate any competitively sensitive information provided to the other under this Section 6.4(a) as "outside counsel only." Such information shall be given only to outside counsel of the recipient. In addition, the Seller and the Purchaser may redact any information from such documents shared with the other party or its counsel that is not pertinent to the subject matter of the filing or submission. Each of the Seller and the Purchaser shall bear its own costs and expenses in connection with its performance under this Section 6.4.

               (b) Without limiting Sections 6.4(a) or 6.4(c), but subject to
Section 6.4(e), the Purchaser and the Seller shall:

                      (i) promptly provide to the Federal Trade Commission or Department of Justice, as the case may be, such information as may be requested by the Federal Trade Commission or Department of Justice, as the case may be, and shall cause their respective officers and employees to respond to any information or other requests from the Federal Trade Commission or Department of Justice, as the case may be (including complying with requests for in-person meetings), in connection with the review by the Federal Trade Commission or Department of Justice, as the case may be, of this Agreement and the transactions contemplated hereby; and

                      (ii) promptly submit to all applicable Governmental Entities all applications, notices and other filings and shall obtain any other approvals or consents necessary to consummate the transactions contemplated hereby and consummate the transfer from the Seller to the Purchaser of any Permits used by the Seller to conduct the Business.

               (c) Without limiting Sections 6.4(a) or 6.4(b), but subject to
Section 6.4(e), the Purchaser and the Seller shall use their respective reasonable best efforts to obtain, or to cause to be obtained, any consent, substitution, approval or amendment required to assign or transfer any Acquired Asset to the Purchaser or to novate all obligations and liabilities that constitute Assumed Liabilities or to obtain in writing the unconditional release of the Seller and its Affiliates with respect to Assumed Liabilities so that, in any such case, the Purchaser shall be solely responsible for the Assumed Liabilities.

               (d) In the event that any Contract (excluding Material Contracts, as defined in Section 7.3(d)) with annual payments by or to the Seller in excess of $50,000 for the year 2002 is not assigned to the Purchaser and the Purchaser has not been placed in a position to receive the benefits of such Contract as of the Closing ("Unassignable Contracts"), the Seller and the Purchaser shall adjust the Initial Purchase Price as follows:

                      (i) In the case of an Unassignable Contract pursuant to which the Seller currently makes payments to a Third Party in return for the provision of products, goods or services by such Third Party, the Initial Purchase Price shall be reduced by the amount, if any, by which the payments to be made by the Purchaser pursuant to a replacement contract for the provision of products, goods, or services substantially similar to those provided under an Unassignable Contract exceed the aggregate payments by the Seller pursuant to such Unassignable Contract for the remainder of its term; provided, however, that, for purposes of establishing this aggregate amount, in no event shall the total amount of products, goods, or services to be purchased under such replacement contract be greater than the amount of products, goods or services required to operate the Business at its current location in the ordinary course of Business consistent with past practice, with the current mix of products.

                      (ii) In the case of an Unassignable Contract whereby the Seller currently receives payments from a Third Party in return for the provision of products, goods or services by the Seller, the Initial Purchase Price shall be reduced by an amount equal to the net present value of the verifiable contribution margin that the Seller would have received under such Unassignable Contract. The Purchaser shall notify the Seller of such amount six months after the Closing Date.

For purposes of this Section 6.4(d), if any Unassignable Contract contains a provision that allows the Third Party to such Unassignable Contract to terminate it unilaterally, without cause, any adjustments to the Initial Purchase Price set forth above will be calculated under the assumption that the Third Party to such Unassignable Contract has given notice of such termination on the Closing Date.

               (e) Except as expressly set forth in this Agreement (including but not limited to Article II and Article IX herein) neither the Seller or its Affiliates, on the one hand, nor the Purchaser or its Affiliates, on the other hand, shall be required to remain liable or secondarily liable or to pay any consideration to any Person or to reimburse the other for any costs or expenses incurred in connection with paragraphs (a), (b) and (c) of this
Section 6.4.

         Section 6.5 Intercompany Arrangements. Except for the agreements set forth on Schedule 6.5 hereto, all intercompany arrangements and agreements (whether written or oral, providing goods, services or joint activities) of the Seller which exclusively relate to the Business, shall be terminated and of no further force and effect after the Closing.

         Section 6.6 Employee Matters.

               (a) Prior to the Closing, the Purchaser shall offer, or cause to be offered, employment, effective as of the Closing, to at least one hundred (100) of the Employees listed on Schedule 4.8(a)(i) on an "at will" basis with the same base salary in effect for such Employee immediately prior to the Closing Date and, otherwise, subject to the Purchaser's standard terms, conditions and policies of employment and the terms hereof; provided, however, that any such employee who is absent from work immediately prior to the Closing due to vacation, holiday, illness, injury or disability, shall be offered employment in accordance with the provisions of this Section 6.6 if the employee (i) returns from vacation or holiday within thirty (30) days following the Closing, or (ii) in the case of an employee absent for illness, injury, or disability, obtains a medical release or other documentation reasonably satisfactory to the Purchaser which evidences the employee's ability to perform the essential functions of his regular work, with or without reasonable accommodation, and the employee returns to active employment with the Purchaser no later than (x) if on a short-term disability or on an approved leave of absence under the Family and Medical Leave Act of 1993, as amended ("FMLA"), the last day on which the employee may return to work under the provisions of the applicable Seller short-term disability plan or FMLA, or (y) for all other approved leaves of absence including workers' compensation leave, within six months of the Closing. Employees who accept such offers of employment from the Purchaser shall become employees of the Purchaser or its Affiliates as of the Closing or, for Employees who are absent from work on the Closing, as of the date of their return to active employment as described in the previous sentence (the "Transferred Employees"). Transferred Employees shall be offered participation in Purchaser's employee benefit plan and programs (including, without limitation, incentive compensation plans and programs) upon the same terms and conditions applicable to other similarly situated non-bargaining unit represented employees of Purchaser. Following execution of this Agreement, the Seller shall provide the Purchaser with reasonable access to the Employees, during regular business hours and in a manner that shall not interfere with the performance of such Employees' duties and responsibilities, so that Purchaser may make the offers of employment in accordance with this Section 6.6(a).

               (b) Transferred Employees shall receive credit for their service with Seller or any of its Affiliates (including service with any predecessor company) for all purposes under Purchaser's vacation, severance, short-term disability, and active Employee medical and life insurance plans. Except as specifically provided in this Section 6.6, service prior to the date of a Transferred Employee's transfer to employment with the Purchaser shall not be taken into account for any purpose under any other employee benefit plan, program or arrangement of Purchaser. All Transferred Employees and their eligible dependents who are participating in the Seller's medical, dental, group life insurance and other welfare benefit plans immediately prior to the Closing Date shall become participants in Purchaser's medical, dental, group life insurance and other welfare benefit plans on the date which such employee becomes a Transferred Employee (the "Transfer Date"). Purchaser agrees to credit any deductible and stop-loss amounts paid by Transferred Employee and their eligible dependents under the Seller's welfare benefit plans in the calendar year in which the Closing Date occurs towards any applicable calendar year deductibles and stop-loss amounts under the Purchaser's welfare benefit plans. The Purchaser agrees to waive any waiting period, pre-existing medical condition restrictions and similar restrictions contained in Purchaser's welfare benefit plans. The Purchaser shall be solely responsible for the cost of any and all benefits to which Transferred Employee and their eligible dependents become entitled as Purchaser employees (or eligible dependents) under the terms of Purchaser's welfare benefit plans, as in effect from time to time.

               (c) The Seller shall have the right to terminate any and all Employees who do not accept an offer of employment with the Purchaser as of the effective date of such offer (the "Terminated Seller Employees") and the Seller shall be responsible for the severance costs related to the Terminated Seller Employees. The Purchaser shall be responsible for providing severance benefits to any Transferred Employee who is terminated on or after the Closing.

               (d) As of the Closing Date (or, if applicable, the Transfer
Date), the Transferred Employees shall cease active participation in the MSA Retirement Savings Plan (the "Seller Defined Contribution Plan") and Purchaser will take, or cause to be taken, all action as may be necessary to cause such Transferred Employees to become eligible for participation in a defined contribution plan established or to be established by the Purchaser (the "Purchaser Defined Contribution Plan") as of such date, subject to any applicable age and service requirements. The Purchaser Defined Contribution Plan shall qualify under IRC section 401(a) and 501(a). Service of each Transferred Employee recognized under the terms of the Seller's Defined Contribution Plan for periods prior to the Transferred Employee's Transfer Date shall be credited to the Transferred Employee for all purposes (including eligibility and vesting) under the Purchaser Defined Contribution Plan. Any Transferred Employees who are participants in the Seller Defined Contribution Plan shall be one hundred percent (100%) vested in their accrued benefits and individual account balances under such Seller Defined Contribution Plan as of such employee's Transfer Date and such amounts shall be distributable to such Transferred Employees in accordance with the applicable provisions of the Plan. Transferred Employees who are participants in the Seller Defined Contribution Plan may elect direct rollover distributions from such Seller Defined Contribution Plan to the Purchaser Defined Contribution Plan. All directed rollovers between the Seller Defined Contribution Plan and any Purchaser Defined Contribution Plan will be in the form of cash. No other assets shall be transferred from the Seller Defined Contribution Plan to the Purchaser Defined Contribution Plan other than as specified herein.

               (e) The Purchaser and the Seller shall, to the extent possible,
(i) treat the Purchaser as a "successor employer" and the Seller as a "predecessor," within the meaning of IRC Sections 3121(a) (1) and 3306(b)(1), with respect to Transferred Employees to be employed by the Purchaser for purposes of Taxes imposed under the United States Federal Unemployment Tax Act or the United States Federal Insurance Contributions Act and (ii) cooperate with each other to avoid the filing of more than one IRS Form W-2 with respect to each such Transferred Employee for the calendar year in which the Closing occurs.

               (f) Schedule 6.6(f) attached hereto, lists any and all Employees of the Seller who have experienced an "employment loss"
(as defined under the WARN Act) within the ninety (90) days prior to the date hereof, on or before the Closing Date, the Seller shall supplement such Schedule to include any Employees of the Seller who experience an "employment loss" between the date of execution of this Agreement and the Closing Date. For a period of ninety (90) days after the Closing Date, the Purchaser shall not engage in any conduct which would result in an "employment loss" (as defined under the WARN Act) for a sufficient number of employees of the Purchaser which, if aggregated with any such conduct on the part of the Seller prior to the Closing Date, would trigger the WARN Act or any similar applicable state, local or foreign law requiring notice to employees in the event of a plant closing or mass layoff. In the event that the Purchaser breaches this covenant, or a WARN Act event is triggered by Purchaser's termination of the Transferred Employees, the Purchaser shall indemnify and hold harmless the Seller and any of its Affiliates and any of their directors, officers, employees, agents, or any of their respective heirs, successors or assigns, from and against any and all claims, losses, damages, expenses, obligations and liabilities (including costs of collection, attorney's fees and other costs of defense) which they may incur with respect to Employees listed on Schedule 6.6(f), Terminated Seller Employees and Transferred Employees under the WARN Act.

               (g) The Seller shall be responsible for providing health care continuation coverage and notice of such coverage in accordance with IRC
Section 4980B and regulations thereunder, commonly known as COBRA, to the Employees and to former employees of the Seller formerly employed in the Business, as well as their eligible dependents, with respect to any termination of coverage under the Seller's employee benefit plans. The Seller's obligations with respect to continuation coverage shall continue for the full continuation coverage period set forth in Section 602(2)(A) of ERISA and in accordance with the applicable Treasury regulations under IRC Section 4980B. To the extent that a Transferred Employee participates in any Purchaser group health plan on or after the Closing Date, the Purchaser shall assume responsibility and shall comply with all COBRA requirements with respect to such participation by such employees and any "qualified beneficiaries" (as defined in IRC Section 4980B) in accordance with IRC Section 4980B and the regulations thereunder.

               (h) The Seller shall be solely responsible for all obligations and liabilities accrued on or prior to the Closing Date relating to the Employees, including, but not limited to, (i) payroll and fringe benefits,
(ii) earned bonuses and incentive compensation, (iii) workers' compensation and (iv) claims incurred under health plans. The Purchaser shall be solely responsible for all obligations and liabilities accrued following the Closing Date relating to the Transferred Employees, including, but not limited to, (i) payroll and fringe benefits, (ii) earned bonuses and incentive compensation,
(iii) workers' compensation and (iv) claims incurred under health plans. For purposes of this Section 6.6(g), a claim shall be deemed incurred at the time services are provided.

         Section 6.7 Publicity. Except as otherwise required by applicable Law or applicable stock exchange requirements, prior to the Closing, neither the Purchaser nor the Seller shall, and each of them shall cause their respective Affiliates, representatives and agents not to, issue or cause the publication of any press release or public announcement with respect to the transactions contemplated by this Agreement without the express prior approval of the other party, which approval shall not be unreasonably withheld or delayed; provided, that each of the Seller and the Purchaser may make any public statement in response to questions by the press, analysts, investors or those attending industry conferences or financial analyst calls, or issue press releases, so long as any such public statement or press release is not inconsistent with prior public disclosures, press releases or public statements approved by the other party pursuant to this
Section 6.7 and which do not reveal non-public information about the other party. The parties hereto agree to issue a joint press release in the form which has previously been agreed to by both parties, to announce the execution of this Agreement. The parties agree to issue a joint press release, reasonably acceptable to both parties, to announce the Closing and not to issue any press release or make any other public statement inconsistent with such press release.

         Section 6.8 Tax Matters.

               (a) Periodic Taxes. All non-income Taxes and similar ad valorem obligations levied with respect to the Acquired Assets for a taxable period that includes (but does not end on) the Closing Date shall be apportioned between the Seller and the Purchaser as of the Closing Date based on the number of days of such taxable period included in the period ending with and including the Closing Date (with respect to any such taxable period, the "Pre-Closing Tax Period"), and the number of days of such taxable period beginning after the Closing Date (with respect to any such taxable period, the "Post-Closing Tax Period"). The Seller shall be liable for the proportionate amount of such Taxes that is attributable to the Pre-Closing Tax Period, and the Purchaser shall be liable for the proportionate amount of such Taxes that is attributable to the Post-Closing Period. If bills for such Taxes have not been issued as of the Closing Date, and, if the amount of such Taxes for the period including the Closing Date is not then known, the apportionment of such Taxes shall be made at Closing on the basis of the prior period's Taxes. After Closing, upon receipt of bills for the period including the Closing Date, adjustments to the apportionment shall be made by the parties, so that if either party paid more than its proper share at the Closing, the other party shall promptly reimburse such party for the excess amount paid by them.

               (b) Transfer Taxes. All excise, sales, use, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar Taxes, together with interest, additions or penalties with respect thereto resulting directly from the transaction contemplated by the Agreement ("Transfer Taxes"), shall be split evenly between the Purchaser and the Seller, with the Purchaser paying fifty percent (50%) of the Transfer Taxes and the Seller paying fifty percent (50%) of the Transfer Taxes. Any Tax Returns that must be filed in connection with Transfer Taxes shall be prepared and filed when due by the party primarily or customarily responsible under the applicable Law for filing such Tax Returns.

               (c) Tax Cooperation. Without duplication of Section 6.2, the Purchaser and the Seller agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Business, Acquired Assets and Assumed Liabilities (including access to books and records) as is reasonably necessary for the filing of all Tax Returns, the making of any election relating to Taxes, the preparation for any audit by any Taxing Authority, and the prosecution or defense of any claims, suit or proceeding relating to any Tax. Any expenses incurred in furnishing such information or assistance shall be borne by the party requesting it.

               (d) The provisions of this Section 6.8 shall survive the Closing.

         Section 6.9 Disclosure Supplements. The Seller may from time to time prior to or on the Closing Date, by notice in accordance with this Agreement and solely with the prior written consent of the Purchaser, supplement or amend the Seller Disclosure Schedule, including one or more supplements or amendments, to correct any matter that would otherwise constitute a breach of any representation, warranty or covenant contained herein. Notwithstanding any other provision hereof to the contrary, the Seller Disclosure Schedule shall be deemed for all purposes to include and reflect such supplements and amendments as of the date hereof and at all times thereafter, including the Closing Date.

         Section 6.10 Bulk Sale. Each of the parties to this Agreement hereby waives compliance with any bulk sales or bulk transfer laws that are applicable in respect of the transactions contemplated by this Agreement; provided, however, the Seller shall indemnify the Purchaser and hold it harmless from any claim against the Purchaser arising from non-compliance with such bulk sales laws if such claim relates to liabilities or obligations of Purchaser which are not Assumed Liabilities.

         Section 6.11 Contacts with Suppliers, Customers and Other Parties. Without the prior written consent of the Seller, prior to the Closing, the Purchaser shall not, and shall cause its Representatives (as defined in the Confidentiality Agreement) not to, contact any suppliers to, or customers of, the Business, any employees of the Seller or its Affiliates, counterparties (other than the Seller) to any Contracts, or any Governmental Entity (other than in connection with any filings made under the HSR Act or in connection with other consents, approvals or waivers required to be obtained by the Purchaser from Governmental Entities in connection with the transactions contemplated hereby or as required by applicable Law) in connection with or pertaining to the transactions contemplated by this Agreement.

         Section 6.12 Reasonable Cooperation. From and after the date hereof, the Purchaser shall reasonably cooperate with the Seller and its counsel in connection with any matters relating to the investigation into or litigation arising out of the Borane-THFB Incident; provided, however, that the Seller shall reimburse the Purchaser for all reasonable expenses incurred by the Purchaser in connection with such cooperation. Such cooperation shall include making available employees of the Business to assist the Seller in connection with any such investigations or litigation.

         Section 6.13 Casualty and Condemnation. If, prior to the Closing, any portion of the Real Property is damaged or any portion of the Real Property is permanently or temporarily taken by eminent domain and such events do not have a Material Adverse Effect on the Business and the Acquired Assets, then this Agreement shall remain in full force and effect and the parties shall nonetheless proceed to the Closing in accordance with this Agreement, without any abatement of the Initial Purchase Price (except for the amount of any deductible on the casualty policy covering the buildings upon the Real Property), and the Seller shall, on the Closing Date, pay to the Purchaser any sums of money collected by the Seller under the policies of casualty insurance maintained by it with respect to the Real Property, or as a condemnation award for any taking by eminent domain, after deducting any reasonable amount which the Seller may have agreed or been obligated to pay for repairs or restoration of the Real Property, or in obtaining such insurance proceeds or condemnation award, in each case including reasonable attorneys' fees and disbursements. In addition, the Seller shall assign, transfer and set over to the

Purchaser all of the Seller's right, title and interest in and to the net sums payable under the policies of insurance to be maintained by the Seller in connection with the Real Property not yet received by the Seller, all of the Seller's right, title and interest in and to any portion of any net condemnation award not yet received by the Seller, and all of the Seller's right, title and interest in any cause of action with respect to a casualty or to the total or partial condemnation of the Real Property. In the event that any portion of the Real Property is damaged or any portion of the Real Property is permanently or temporarily taken by eminent domain and such events have a Material Adverse Effect on the Business and the Acquired Assets, then the Purchaser may terminate this Agreement without penalty.

         Section 6.14 Inventory.

               (a) Within forty-eight (48) hours prior to the Closing, or as otherwise agreed by the parties, the parties hereto will jointly conduct a physical inventory count of the Inventory.

               (b) Based upon the results of the physical inventory, the inventory will be valued in accordance with GAAP (the "Inventory Value"); provided, that as to finished goods the Inventory Value shall be determined as follows: one hundred percent (100%) of the book value of the finished goods that are, as of Closing, less than one year old, seventy percent (70%) of the book value of the finished goods that are, as of Closing, one to two years old and thirty percent (30%) of the book value of the finished goods that are, as of Closing, two to three years old. The Purchaser will take title to, but pay nothing for, finished goods that are, as of Closing, more than three years old.

         Section 6.15 Covenant Not to Compete. Without the express prior written consent of the Purchaser, the Seller and its Affiliates shall not (i) at any time during the seven-year period immediately following the Closing Date, directly or indirectly, own, manage, control or participate in the ownership, management or control of, or be related or otherwise affiliated in any manner with, any business similar to the Business or which competes with the Business anywhere in any state or province in North America where the Purchaser shall conduct business on or after the date of this Agreement; or
(ii) directly or indirectly, own, manage, control or participate in the ownership, management or control of, or be related or otherwise affiliated in any manner with, any business similar to the Business or which competes with the Business anywhere in Europe or Asia where the Purchaser shall conduct business on or after the date of this Agreement until the expiration of the maximum period of time for which this covenant not to compete shall be valid and enforceable under applicable Law; provided, that the foregoing shall not prohibit the Seller from owning, as a passive investment, five percent (5%) or less of the outstanding equity of any publicly-traded entity.

         Section 6.16 Non-Solicitation of Employees.

               (a) For a period of three years following the Closing Date, the Seller will not, directly or indirectly, solicit for employment or hire any officer, director, or employee of the Purchaser or any of its subsidiaries or divisions, except that the Seller shall not be precluded from hiring any officer, director or employee of the Purchaser or any of its subsidiaries or divisions who (i) responds to any public advertisement placed by the Seller or
(ii) has been
terminated by the Purchaser or its subsidiaries prior to commencement of employment discussions between the Seller and such officer, director or employee.

               (b) For a period of three years following the Closing Date, the Purchaser will not, directly or indirectly, solicit for employment or hire any officer, director, or employee of the Seller or any of its subsidiaries or divisions, except that the Purchaser shall not be precluded from hiring (i) the Transferred Employees; (ii) any officer, director or employee of the Seller or any of its subsidiaries or divisions who responds to any public advertisement placed by Purchaser or (iii) any officer, director or employee of the Seller or any of its subsidiaries or divisions that has been terminated by the Seller or its subsidiaries prior to commencement of employment discussions between Purchaser and such officer, director or employee.

         Section 6.17 No Other Representations, Warranties or Covenants. Notwithstanding anything to the contrary contained in this Agreement, the Purchaser and the Seller agree that: (i) neither the Purchaser nor the Seller makes any representations, warranties or covenants in this Agreement regarding environmental matters; (ii) the Purchaser's and the Seller's exclusive representations, warranties and covenants concerning environmental matters are set forth in the Environmental Matters Agreement, which also contains the parties exclusive agreements regarding environmental matters, including, but not limited to, the allocation between the Purchaser and the Seller of losses, liabilities and obligations arising under Environmental Laws (as defined in the Environmental Matters Agreement) or any other applicable Laws.

                                 ARTICLE VII

                             CONDITIONS PRECEDENT

         Section 7.1 Conditions Precedent to Obligation of the Seller and the Purchaser. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

               (a) the waiting period applicable to the transactions contemplated by this Agreement, if any, under the HSR Act shall have expired or been terminated, and each of the necessary approvals, consents, filings and registrations required under any applicable foreign antitrust law, shall have been obtained, waived or made;

               (b) no action, suit or proceeding brought by any Governmental Entity shall be pending to enjoin, restrain or prohibit the transactions contemplated by this Agreement, or that would be reasonably likely to prevent or make illegal the consummation of the transactions contemplated by this Agreement;

               (c) the Environmental Matters Agreement shall be in full force and effect; and

               (d) no Governmental Entity shall have issued any order, decree or ruling, and there shall not be any statute, rule or regulation, restraining, enjoining or prohibiting the consummation of the transactions contemplated by this Agreement.

         Section 7.2 Conditions Precedent to Obligation of the Seller. The obligation of the Seller to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver on or prior to the Closing Date of the following additional conditions:

               (a) the Purchaser shall have performed in all material respects its obligations under this Agreement required to be performed by the Purchaser on or prior to the Closing Date;

               (b) each of the representations and warranties of the Purchaser contained in Article V of this Agreement that are qualified by materiality shall be true and correct and any such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date, as if made on and as of such date; and

               (c) the Seller shall have received from the Purchaser a certificate, dated the Closing Date, duly executed by an executive officer of the Purchaser, satisfactory in form to the Seller, to the effect of paragraphs
(a) and (b) above.

         Section 7.3 Conditions Precedent to Obligation of the Purchaser. The obligation of the Purchaser to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver on or prior to the Closing Date of the following additional conditions:

               (a) the Seller shall have performed in all material respects its obligations under this Agreement required to be performed by the Seller on or prior to the Closing Date;

               (b) each of the representations and warranties of the Seller contained in Article IV of this Agreement shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date, as if made on and as of such date, provided, that, the condition set forth in this Section 7.3(b), shall be deemed satisfied unless a breach of a representation or warranty in Article IV would have a Material Adverse Effect;

               (c) the Purchaser shall have received from the Seller a certificate, dated the Closing Date, duly executed by an executive officer of the Seller, satisfactory in form to the Purchaser, to the effect of paragraphs
(a) and (b) above; and

               (d) the Seller shall have received the consents, assignments, waivers and approvals with respect to the transactions contemplated by this Agreement for the contracts set forth on Schedule 7.3(d) (the "Material Contracts"); provided, that, the Purchaser shall not undermine, impede or otherwise interfere with the Seller's efforts to obtain such consents, assignments, waivers and approvals.

                                 ARTICLE VIII

                                  TERMINATION

         Section 8.1 Termination. This Agreement may be terminated at any time prior to the Closing by:

               (a) mutual written consent of the Seller and the Purchaser;

               (b) either the Purchaser or the Seller upon written notice given to the other party solely in the event that the Closing shall not have taken place on or before October 31, 2003; provided, that the failure of the Closing to occur on or before such date is not the result of a breach of any covenant, agreement, representation or warranty hereunder or in the Environmental Matters Agreement by the party seeking such termination;

               (c) either the Seller or the Purchaser, if a competent Governmental Entity shall have denied a Required Consent that must be issued by it in order to consummate the transactions contemplated hereby or issued a ruling, order or injunction, or taken any other action which, in any such case, permanently restrains, enjoins, prohibits or prevents consummation of the transactions contemplated hereby and such denial, ruling, order, injunction or other action shall have become final and non-appealable; provided, however, that (i) the right to terminate this Agreement under this
Section 8.1(c) shall not be available to a terminating party if the terminating party has failed to perform in all material respects its obligations under Section 6.4 hereof and such failure has been the cause of, or results in, the issuance by the Governmental Entity of such denial, ruling, order, injunction or other action; and (ii) the party seeking to terminate this Agreement pursuant to this Section 8.1(c) shall have used its reasonable best efforts to remove such denial, ruling, order, injunction or other action in all material respects in accordance with Section 6.4 hereof;

               (d) the Seller, if the Federal Trade Commission or Department of Justice, as the case may be, expresses material reservations regarding the approval of the Purchaser in connection with the consummation of the transactions contemplated hereby; provided, however, that the Seller shall have used its reasonable best efforts in all material respects in accordance with Section 6.4 hereof to obtain approval by the Federal Trade Commission or Department of Justice, as the case may be, of the Purchaser in connection with the consummation of the transactions contemplated hereby;

               (e) either the Seller or the Purchaser (provided, that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained herein or in the Environmental Matters Agreement), if there shall have been a material breach of any of the representations, warranties, agreements or covenants set forth in this Agreement on the part of the other party which has rendered the satisfaction of any conditions contained in Article VII hereof impossible, such violation or breach has not been waived by the terminating party, and the breach has not been cured within thirty (30) days following the terminating party's written notice of such breach; provided, however, that if such breach cannot reasonably be cured within thirty (30) days and the breaching party is diligently proceeding to cure such breach, this Agreement may not be terminated pursuant to this Section 8.1(e); or

               (f) the Purchaser, consistent with Section 6.13.

         Section 8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1 hereof, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of any party hereto or its Affiliates, directors, officers or stockholders, other than the provisions of Article IX and Sections 6.2(b) and 8.2 hereof; provided, however, that nothing contained in this Section 8.2 shall relieve either party to this Agreement from liability to the other party for any willful and material breach of this Agreement. In the event this Agreement is terminated pursuant to Section 8.1, the Purchaser will redeliver all documents, work papers and other materials of the Seller relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, in accordance with the terms of the Confidentiality Agreement. In addition, the Purchaser will take any and all steps reasonably required to return, if necessary, any Permits to the name of the Seller and correct the records of any Governmental Entity accordingly.

                                  ARTICLE IX

                           SURVIVAL; INDEMNIFICATION

         Section 9.1 Survival of Representations and Warranties. The representations and warranties of the Seller contained in Article IV of this Agreement shall survive the Closing until the eighteen (18) month anniversary thereof; provided, however, that (a) the representations and warranties dealing with Tax matters shall survive until the expiration of the applicable statute of limitations plus three (3) months and (b) the representations and warranties set forth in Article II of the Environmental Matters Agreement shall survive, and indemnification therefor shall be, pursuant to the terms of the Environmental Matters Agreement. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under Article IV of this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy thereof giving rise to such right of indemnity setting forth in reasonable detail the facts giving rise to such indemnity shall have been given to the party against whom such indemnity may be sought prior to such time. For purposes of this Article IX, "Indemnified Party" shall mean the party seeking indemnification and "Indemnifying Party" shall mean the party from which indemnification is sought.

         Section 9.2 Indemnification by the Seller.

               (a) Seller shall defend, indemnify and hold harmless Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns from and against any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) suffered or incurred by them (a "Loss"), arising out of or resulting from:

                      (i) the breach of any representation or warranty made by the Seller contained in Article IV of this Agreement, the Ancillary Agreements or any other documents executed in connection herewith;

                      (ii) the Excluded Liabilities; and

                      (iii) the Environmental Losses.

         Section 9.3 Indemnification by the Purchaser.

               (a) The Purchaser shall defend, indemnify and hold harmless the Seller and its Affiliates, officers, directors, employees, agents, successors and assigns for any and all Losses, arising out of or resulting from:

                      (i) the breach of any representation or warranty made by the Purchaser contained in Article V of this Agreement, the Ancillary Agreements or any other documents executed in connection herewith; or

                      (ii) the Assumed Liabilities.

         Section 9.4 Indemnification Procedures.

               (a) Upon receipt by the Indemnified Party of notice from a Third Party of any action, suit, proceeding, claim, demand or assessment against such Indemnified Party which might give rise to a claim for Losses under this Section 9.4, the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party indicating the nature of such claim and the basis therefor; provided, however, that failure to give such notice shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Payments for Losses for Third Party claims which are otherwise covered by the indemnification obligations herein shall not be required except to the extent that the Indemnified Party has expended or simultaneously with such payment will expend out-of-pocket sums. The Indemnifying Party shall have the right, at its option, to assume the defense of, at its own expense and by its own counsel, any such matter involving the asserted liability of the Indemnified Party. If any Indemnifying Party shall, in accordance with the preceding sentence, undertake to compromise or defend any such asserted liability, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall agree to cooperate fully with the Indemnifying Party and its counsel in the compromise of, or defense against, any such asserted liability; provided, however, that the Indemnifying Party shall not settle any such asserted liability without the written consent of the Indemnified Party (which consent will not be unreasonably withheld); provided, further, however, that the immediately preceding proviso shall not apply in the case of any settlement which releases the Indemnified Party completely in connection with such matter and which provides relief consisting solely of money damages borne by the Indemnifying Party. In any event, the Indemnified Party and its counsel shall cooperate with the Indemnifying Party and its counsel; provided, however, that the foregoing shall not prevent the Indemnified Party from taking the position that it is entitled to indemnification hereunder.

               (b) In the event any Indemnified Party should have an indemnification claim against any Indemnifying Party under this Agreement that does not involve a claim by a Third Party, the Indemnified Party shall promptly deliver notice of such claim to the Indemnifying Party in writing and in reasonable detail. The failure by any Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Indemnified Party, except to the extent that the Indemnifying Party has been actually prejudiced by such failure. If the Indemnifying Party does not notify the Indemnified Party within 20 Business Days following its receipt of such notice that the Indemnifying Party disputes such claim, such claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability of the Indemnifying Party under this Section 9.4 and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand, or in the case of any notice in which the amount of the claim is estimated, on such later date when the amount of such claim is finally determined. If the Indemnifying Party disputes its liability with respect to such claim in a timely manner, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in the appropriate court of competent jurisdiction.

         Section 9.5 Exclusive Remedy. Absent fraud by an Indemnifying Party, the indemnification provisions of this Article IX shall, in the case of the representations and warranties contained in Article IV of this Agreement, be the exclusive remedy following the Closing with respect to breaches thereof, and, except in the case of fraud by an Indemnifying Party, each Indemnified Party expressly waives and relinquishes, on behalf of itself, its successors and any assigns, any and all rights, claims, or remedies such person may have other than under this Article IX against any Indemnifying Party (or any Affiliate of such Indemnified Party).

         Section 9.6 Limitations. Notwithstanding anything to the contrary contained herein, (i) the Indemnifying Party shall not be required to provide any indemnification under Article IX of this Agreement or Article IV of the Environmental Matters Agreement with respect to any claim of inaccuracy or breach of warranty or representation under this Agreement or the Environmental Matters Agreement unless the aggregate Losses under Section 9.2(a)(i) (where the Purchaser is the Indemnified Party) or Section 9.3(a)(i) (where the Seller is the Indemnified Party) of this Agreement or Environmental Losses, as the case may be, related to one set of circumstances or multiple related circumstances for which indemnification is sought under this Agreement or the Environmental Matters Agreement, as the case may be, exceeds Forty Thousand Dollars ($40,000); (ii) the Indemnifying Party shall not have any indemnification obligations under Article IX of this Agreement or Article IV of the Environmental Matters Agreement unless the aggregate amount of Losses under Section 9.2(a)(i) (where the Purchaser is the Indemnified Party) or
Section 9.3(a)(i) (where the Seller is the Indemnified Party) of this Agreement and Environmental Losses exceeds Four Hundred Thousand Dollars ($400,000) and then only to the extent of the excess of the aggregate amount of such Losses and Environmental Losses over Four Hundred Thousand Dollars ($400,000); and (iii) the maximum amount of Losses under Section 9.2(a)(i) (where the Purchaser is the Indemnified Party) or Section 9.3(a)(i) (where the Seller is the Indemnified Party) of this Agreement and Environmental Losses, in the aggregate, that may be recovered by the Indemnified Party under Article IX of this Agreement or Article IV of the Environmental Matters Agreement shall not exceed Fifty Million Dollars ($50,000,000).

                                  ARTICLE X

                              GENERAL PROVISIONS

         Section 10.1 Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a
facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, or (c) the expiration of five Business Days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

               (a) If to the Purchaser, to:

               BASF Corporation
               3000 Continental Drive-North
               Mount Olive, New Jersey  07828
               Attn:  Legal Department

               and

               (b) If to the Seller, to:

                c/o Mine Safety Appliances Company
                121 Gamma Drive
                Pittsburgh, PA  15238-2937
                Telephone:  (412) 967-3316
                Facsimile:  (412) 967-3309
                Attention:  Douglas K. McClaine, Esq.
                            Secretary and General Counsel

               with copies to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               Four Times Square
               New York, NY 10036
               Telephone:   (212) 735-3000
               Facsimile:   (212) 735-2000
               Attention:   Morris J. Kramer, Esq.

         Section 10.2 Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 10.3 Entire Agreement; Assignment. This Agreement (including the Exhibits, Schedules, Ancillary Agreements and the other documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes, cancels and terminates all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof, including, without limitation, any transaction between or among the parties hereto and (b) may not be assigned by the Seller or by the Purchaser without the prior written consent of the other; provided, that notwithstanding anything to the contrary herein a party shall have the right to assign this Agreement to an Affiliate of such party and, should the Seller intend to transfer all of its assets or business (subject to de minimis exceptions and not including the Acquired Assets and the Business) to a Third Party, it may only do so if such Third Party assumes, by operation of law or otherwise, the Seller's obligations under


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Article IX of this Agreement, the Environmental Matters Agreement and the
Supply Agreement; provided, further, that the assigning party shall remain fully liable for all of such party's and its assignee's obligations pursuant to this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Any purported assignment in violation of this Section 10.3 shall be void.

         Section 10.4 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to the rules of conflict of laws of the state of New York or any other jurisdiction that would require the application of any other jurisdiction's laws) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall be brought exclusively in the United States District Court for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth or referred to in Section 10.1, such service to become effective ten days after such mailing.

         Section 10.5 Extension; Waiver. At any time prior to the Closing, either the Seller or the Purchaser may (i) extend the time for the performance of any of the obligations or acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties of any other party contained in Article IV or Article V (as the case may be) of this Agreement or in any document delivered pursuant hereto, (iii) waive compliance with any of the agreements of the other party contained herein, or (iv) waive the condition to such party's obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

         Section 10.6 Expenses. Unless otherwise provided herein, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses.

         Section 10.7 Amendment and Modification. This Agreement may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by all of the parties hereto expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

         Section 10.8 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other party.

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         Section 10.9 Severability; Validity; Parties in Interest. If any
provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable. Except as provided for in
Section 6.6, nothing in this Agreement, express or implied, is intended to confer upon any Person not a party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 10.10 Non-Confidentiality of Tax Matters. Notwithstanding anything herein or in the Confidentiality Agreement to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, any information relating to such tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.


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         IN WITNESS WHEREOF, the Seller and the Purchaser have caused this
Agreement to be executed on their behalf by their officers thereunto duly authorized, as of the date first above written.

                                        MINE SAFETY APPLIANCES COMPANY


                                        By:  /s/ DENNIS L. ZEITLER
                                           --------------------------------
                                        Name:  Dennis L. Zeitler
                                        Title: Vice President, CFO and Treasurer


                                        BASF CORPORATION


                                        By:  /s/ HANS ENGEL
                                           --------------------------------
                                        Name:  Hans Engel
                                        Title: Executive Vice President
                                               and Chief Financial Officer




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